Exhibit 99.1

JAKKS Pacific Reports Fourth Quarter and Full Year 2017 Financial Results

2017 Results Show Impact of Shifts in Consumer Shopping
2018 Outlook Anticipates Sales Growth and Return to Profitability

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 22, 2018--JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the fourth quarter and full-year ended December 31, 2017.

Fourth Quarter 2017 Overview vs. Same Period Last Year:

  Net sales were $136.6 million compared to $167.0 million reported in the prior year period.
  Gross margin was 22.1%, down from 31.2%.
  Net loss attributable to JAKKS was $30.4 million, or $1.33 per basic and diluted share vs. net loss of $7.6 million, or $0.47 per basic and diluted share in 2016.
  Adjusted EBITDA was negative $6.8 million, compared to positive $4.0 million in 2016. See note below on “Use of Non-GAAP Financial Information.”
  Retail inventories of JAKKS products ended 2017 significantly below year-ago levels, allowing the company to enter the year with relatively clean shelves.

Management Commentary
Stephen Berman, JAKKS Pacific Chairman and Chief Executive Officer, stated: “A number of factors contributed to a soft fourth quarter, including the bankruptcy of Toys R Us, as well as the continued decline of some legacy product lines that were not fully offset by new launches. Some of the shifts we saw last year in consumer habits – buying more online and less in stores, and less interest in some film licenses, were even more pronounced in 2017. That being said, we did see a number of product lines with sales growth and improved performance in the quarter. As we look to 2018, we will continue to expand our retail private label programs and exclusive product initiatives and we are excited to launch a number of new major licenses. Moreover, we have positioned ourselves well for the future with our investments in skincare and cosmetics, as well as augmented reality and content to cater to the needs of the young, modern consumer.”

Mr. Berman continued, “We have taken several aggressive steps so that our core brands and new products can allow us to grow sales and return to profitability in 2018, paving the way for further growth in the years beyond.”

Progress on Strategic Initiatives
JAKKS continues to make steady progress on long-term strategic initiatives.

  Creating a strong portfolio of owned intellectual properties: In 2017, JAKKS successfully launched multiple properties across many categories, many of which are positioned to have great extension programs for 2018 - including Squish-Dee-Lish and Real Workin’ Buddies. Additionally, JAKKS entered the games category with the release of Pull My Finger, an innovative action game, paving the way for more games to come.
  Entering new categories: With production currently underway and initial distribution partners secured, early shipments of C’est Moi reformulated skincare and cosmetic products began in January 2018, which the Company expects will have significantly higher margins than its toy business. In addition, Studio JP is in development of a new franchise which will be comprised of original animated content created specifically for digital distribution, an app featuring augmented reality and a line of toys slated for a Fall 2018 launch. Also, the Company will begin shipments of Morf, an outdoor sports action product.
  Broadening geographic reach: The Company continues to execute on its geographic expansion strategy with newly established sales offices in France and Italy building momentum. JAKKS Mexico continues to grow, and the Company plans further investment in the market in 2018 to support local distribution.
  Increasing portion of sales to online retailers: Despite a decrease in overall sales, JAKKS increased sales to online retailers, both in dollars and as a percentage of sales in 2017.

Additional Financial Overview:
Fourth Quarter
Net sales for the fourth quarter were $136.6 million compared to $167.0 million reported in the prior year period. Products that had a significant positive contribution to fourth quarter sales included Squish-Dee-Lish, Tangled, Stanley, Chocolate Egg Surprise, Moana and various DC Comics products. Products that showed significant declines included Tsum Tsum, Graco, Frozen, Elena of Avalor and Gift ‘Ems.

As reported GAAP gross margin in the fourth quarter 2017 was 22.1%, down from 31.2% last year, primarily as a result of minimum guarantee shortfalls, inventory impairment and the impact of low margin sales recognized in the quarter. The fourth quarter gross margin includes the impact of a higher portion of closeout and other low margin sales, as well as $13.8 million in charges related to inventory impairment and minimum guarantee shortfalls.

Operating costs for the quarter were $56.7 million, which included certain pre-tax charges totaling $2.5 million related to restructuring and bad debt write-offs.

GAAP net loss attributable to JAKKS Pacific was $30.4 million, or a loss of $1.33 per basic and diluted share, which included pre-tax charges totaling $17.2 million relating to the impairment of inventory, minimum guarantee shortfalls, restructuring charges, bad debt expense, and the impact of the exchange of convertible notes. This compares to GAAP net loss attributable to JAKKS Pacific of $7.6 million, or a loss of $0.47 per basic and diluted share, reported in 2016.

Adjusted EBITDA for the fourth quarter of 2017 was negative $6.8 million, compared to Adjusted EBITDA of positive $4.0 million in 2016. See note below on “Use of Non-GAAP Financial Information.”

Full Year
Net sales for 2017 were $613.1 million compared to $706.6 million in 2016. Products that had a significant positive contribution to full year sales included Moana, Squish-Dee-Lish, Moose Mountain ride-ons, Tangled, Real Workin’ Buddies Dusty and various DC Comics products. Products that showed significant full year sales declines include Frozen, Tsum Tsum, Star Wars, Graco and Sofia the First.

As reported GAAP gross margin for 2017 was 25.4%, down from 31.6% last year. Included in the 2017 gross margin are charges for minimum guarantee shortfalls and inventory impairment totaling $30.1 million, as well as the impact of low margin sales recognized during the year.

Operating costs for 2017 were $219.8 million, which includes certain charges totaling $25.8 million related to goodwill and intangibles impairment, restructuring charges, and bad debt expense, compared to $205.9 million in 2016.

For 2017, GAAP net loss attributable to JAKKS Pacific was $83.1 million, or a loss of $3.89 per basic and diluted share, which included pre-tax charges totaling $30.1 million relating to the impairment of inventory and minimum guarantee shortfalls, and other significant and unusual pre-tax charges totaling $33.7 million relating to goodwill and other intangibles impairment, write-off of investment in DreamPlay LLC, restructuring charges, bad debt expense, and the impact of the exchange of convertible notes. This compares to GAAP net income attributable to JAKKS Pacific of $1.2 million, or earnings of $0.07 per diluted share, reported in 2016.

Adjusted EBITDA for 2017 was positive $15.8 million, compared to Adjusted EBITDA of positive $41.7 million in 2016. See note below on “Use of Non-GAAP Financial Information.”

As of December 31, 2017, the Company’s working capital was $146.9 million, including cash and cash equivalents of $65.0 million, compared to working capital of $236.6 million including cash and cash equivalents of $86.1 million as of December 31, 2016. Consistent with the seasonality of the business, net cash provided by operating activities for the fourth quarter was $17.2 million, compared to net cash provided by operating activities of $37.4 million in the prior year period.

2018 Outlook
Our expectation for 2018 is to grow sales modestly and return to profitability as in years past.

Convertible Senior Note Retirement
The Company continues to make a high priority the retirement of the remaining $21.2 million of its convertible senior notes that mature on August 1, 2018, after having completed the previously announced exchange of $21.6 million of such notes, extending their maturity to November 1, 2020.

Expression of Interest from Hong Kong Meisheng Cultural Company Limited
On January 25, 2018, Hong Kong Meisheng Cultural Company Limited (“Meisheng”) sent the Company a letter expressing an interest in buying additional shares to bring its holdings to 51% of our shares. A committee of independent members of our Board of Directors has been formed and has recently engaged a legal counsel and an investment banking firm. This committee is evaluating Meisheng’s expression of interest as well as other possible interests.

Use of Non-GAAP Financial Information
In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

Conference Call Live Webcast
JAKKS Pacific will webcast its fourth quarter earnings call at 9:00 a.m. Eastern Time/6:00 a.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on the JAKKS Pacific, Inc. website approximately one hour following completion of the call through March 1, 2018 ending at 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time. The playback can be accessed by calling (888) 843-7419 or (630) 652-3042 for international callers. The passcode is “4640 3742” for both playback numbers.

About JAKKS Pacific, Inc.
JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include BIG-FIGS™, XPV®, Max Tow™ and Friends, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a youth skincare and make-up brand (www.cestmoi.com). Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

© 2018 JAKKS Pacific, Inc. All rights reserved.

Forward Looking Statements
This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2017	2016
	(In thousands)

ASSETS

Current assets:
Cash and cash equivalents	$64,977	$86,064
Accounts receivable, net	142,457	173,599
Inventory, net	58,432	75,435
Income taxes receivable	1,880	1,204
Prepaid expenses and other	14,923	17,077
Total current assets	282,669	353,379

Property and equipment	141,357	128,400
Less accumulated depreciation and amortization	118,130	105,559
Property and equipment, net	23,227	22,841

Goodwill	35,384	43,208
Trademarks & other assets, net	29,069	37,875
Investment in DreamPlay, LLC	-	7,000
Total assets	$370,349	$464,303

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$92,061	$90,386
Reserve for sales returns and allowances	17,622	16,424
Short term debt	26,075	10,000
Total current liabilities	135,758	116,810

Long term debt, net	133,497	203,007
Other liabilities	4,537	5,004
Income taxes payable	1,261	2,248
Deferred tax liability, net	783	2,034
Total liabilities	275,836	329,103

Stockholders' equity:
Common stock, $.001 par value	27	19
Additional paid-in capital	215,809	177,624
Treasury stock	(24,000)	(24,000)
Accumulated deficit	(85,233)	(2,148)
Accumulated other comprehensive loss	(13,059)	(17,207)
Total JAKKS Pacific, Inc. stockholders' equity	93,544	134,288
Non-controlling interests	969	912
Total stockholders' equity	94,513	135,200
Total liabilities and stockholders' equity	$370,349	$464,303
Working Capital	$146,911	$236,569

JAKKS Pacific, Inc. and Subsidiaries
Fourth Quarter Earnings Announcement, 2017
Condensed Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$136,628	$167,026	$613,111	$706,603
Less cost of sales
Cost of goods	79,395	87,490	343,408	373,610
Royalty expense	26,301	24,075	102,781	97,904
Amortization of tools and molds	772	3,356	11,241	12,068
Cost of sales	106,468	114,921	457,430	483,582
Gross profit	30,160	52,105	155,681	223,021
Direct selling expenses	21,117	21,799	56,566	65,797
Selling, general and administrative expenses	33,807	30,006	139,975	129,242
Depreciation and amortization	1,816	2,691	9,762	10,876
Goodwill and other intangibles impairment	-	-	13,536	-
(Loss) income from operations	(26,580)	(2,391)	(64,158)	17,106
Other income (expense):
Income from joint ventures	-	28	105	889
Other income	50	23	342	305
Loss on extinguishment of convertible senior notes[1]	(919)	-	(919)	-
Write-off of investment in DreamPlay LLC	-	-	(7,000)	-
Interest income	11	5	37	51
Interest expense	(2,333)	(3,509)	(9,829)	(12,975)
(Loss) income before provision for income taxes	(29,771)	(5,844)	(81,422)	5,376
Provision for income taxes	716	1,908	1,606	4,127
Net (loss) income	(30,487)	(7,752)	(83,028)	1,249
Net (loss) income attributable to non-controlling interests	(74)	(167)	57	6
Net (loss) income attributable to JAKKS Pacific, Inc.	$(30,413)	$(7,585)	$(83,085)	$1,243
(Loss) earnings per share - basic	$(1.33)	$(0.47)	$(3.89)	$0.08
Shares used in (loss) earnings per share - basic	22,799	16,098	21,341	16,542
(Loss) earnings per share - diluted	$(1.33)	$(0.47)	$(3.89)	$0.07
Shares used in (loss) earnings per share - diluted	22,799	16,098	21,341	16,665

[1]	Includes unrealized loss related to a fair value adjustment as of December 31, 2017

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Adjusted EBITDA (Unaudited)
For the Three and Twelve Months Ended December 31, 2017 and 2016

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring charges incurred, primarily related to reorganization expenses and certain non-cash charges for restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measure Adjusted EBITDA enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis and the use of Adjusted EBITDA by other comparable companies as a measure of performance.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)

Net (loss) income	$(30,487)	$(7,752)	$(83,028)	$1,249
Income from joint ventures	-	(28)	(105)	(889)
Other income	(50)	(23)	(342)	(305)
Loss on extinguishment of convertible senior notes	919	-	919	-
Interest income	(11)	(5)	(37)	(51)
Interest expense	2,333	3,509	9,829	12,975
Provision for income taxes	716	1,908	1,606	4,127
Depreciation and amortization	2,588	6,047	21,003	22,944
Restricted stock compensation expense	859	367	3,112	1,621
Goodwill and other intangibles impairment	-	-	13,536	-
Write-off of investment in DreamPlay LLC	-	-	7,000	-
Bad debt write-offs	1,600	-	11,212	-
Inventory impairment	5,231	-	9,600	-
Minimum guarantee shortfalls	8,575	-	20,461	-
Restructuring charge	880	-	1,080	-

Adjusted EBITDA	$(6,847)	$4,023	$15,846	$41,671

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)

Net (loss) income attributable to JAKKS Pacific, Inc.	$(30,413)	$(7,585)	$(83,085)	$1,243
Goodwill and other intangibles impairment	-	-	13,536	-
Write-off of investment in DreamPlay LLC	-	-	7,000	-
Loss on extinguishment of convertible senior notes	919	-	919	-
Bad debt write-offs	1,600	-	11,212	-
Inventory impairment	5,231	-	9,600	-
Minimum guarantee shortfalls	8,575	-	20,461	-
Restructuring charge	880	-	1,080	-
Tax impact of additional charges	(661)	-	(2,418)	-

Adjusted Net (Loss) Income attributable to JAKKS Pacific, Inc.	$(13,869)	$(7,585)	$(21,695)	$1,243
Adjusted (loss) earnings per share - basic	$(0.61)	$(0.47)	$(1.02)	$0.08
Shares used in adjusted (loss) earnings per share	22,799	16,098	21,341	16,542
Adjusted (loss) earnings per share - diluted	$(0.61)	$(0.47)	$(1.02)	$0.07
Shares used in adjusted (loss) earnings per share - diluted	22,799	16,098	21,341	16,665

CONTACT:
JAKKS Pacific
Rachel Griffin (424) 268-9363
Vice President, Public Relations
or
Liolios Investor Relations
Sean McGowan, (949) 574-3860
Managing Director/JAKK@liolios.com